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As filed with the Securities and Exchange Commission on August 11, 2004

Registration 333-65862

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NeoRx Corporation
(Exact name of registrant as specified in its charter)

Washington	91-1261311
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

300 Elliott Avenue West, Suite 500
Seattle, Washington 98119-4114
(206) 281-7001
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Anna L. Wight
Vice President, Legal
NeoRx Corporation
300 Elliott Avenue West, Suite 500
Seattle, Washington 98119-4114
(206) 281-7001
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Faith M. Wilson
Perkins Coie LLP
1201 Third Avenue, Suite 4800
Seattle, Washington 98101-3099
(206) 359-3237

DEREGISTRATION OF SECURITIES

        On July 21, 2001, NeoRx Corporation filed a registration statement on Form S-3 (No. 333-65862), which registered 800,000 shares of its common stock for resale from time to time. The Form S-3 was declared effective by the Commission on August 8, 2001.

        This Post-Effective Amendment No. 1 to Form S-3 deregisters all of the 800,000 shares of NeoRx common stock initially registered, all of which remain unsold on the date hereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-65862 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on July 30, 2004.

NeoRx Corporation
By:	/s/ GERALD MCMAHON
Name: Gerald McMahon, Ph.D.
Title: Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-65862 has been signed by the following persons in the capacities indicated below on July 30, 2004.

Signature	Title
/s/ GERALD MCMAHON Gerald McMahon, Ph.D.	Chairman and Chief Executive Officer
/s/ FRED B. CRAVES Fred B. Craves, Ph.D.	Director
/s/ ALAN A. STEIGROD Alan A. Steigrod	Director
/s/ CARL S. GOLDFISCHER Carl S. Goldfischer, M.D.	Director
/s/ E. ROLLAND DICKSON E. Rolland Dickson, M.D.	Director
/s/ ROBERT M. LITTAUER Robert M. Littauer	Director
/s/ DAVID R. STEVENS David R. Stevens, Ph.D.	Director
/s/ MICHAEL K. JACKSON Michael K. Jackson	Controller and Chief Accounting Officer (Principal Financial and Accounting Officer)

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DEREGISTRATION OF SECURITIES
SIGNATURES